SP FUNDS TRUST 485BPOS

Exhibit 99.(h)(8)

FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of November 14, 2023, is entered into by and between SP FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following fund:

●	SP Funds S&P World (ex-US) ETF

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

SP FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:		By:

Name:	Irfan Chaudhry	Name:	Gregory Farley

Title:	President and CEO	Title:	Sr. Vice President

Date:	December 12, 2023	Date:	December 12, 2023

Exhibit A to the

Transfer Agent Servicing Agreement

Separate Series of SP Funds Trust

Name of Series

SP Funds S&P Global Technology ETF

SP Funds S&P World (ex-US) ETF

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